[ALLEGHENY ENERGY LOGO] NEWS RELEASE

For Media, contact:
Cynthia A. Shoop
Vice President, Corporate Communications
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: 301-665-2718
Media Hotline: 1-888-233-3583
E-Mail: cshoop@alleghenyenergy.com

For Investor Relations, contact:
Gregory L. Fries
General Manager, Investor Relations
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: (301) 665-2713
E-Mail: gfries@alleghenyenergy.com

M. Beth Straka
General Manager, Investor Relations
4350 Northern Pike
Monroeville, PA 15146-2841
Phone: (412) 856-3731
E-Mail: mstraka@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Revises 2002 Earnings Guidance
Takes Immediate Action to Reduce Costs and Bolster Financial Performance in
Challenging Energy Marketplace

          Hagerstown, Md., July 8, 2002 = Allegheny Energy, Inc. (NYSE: AYE) today announced that it expects 2002 earnings per share to be in the range of $2.50 to $2.70, excluding the $.10 after-tax gain on the sale of property at Canaan Valley, W.Va., which was recorded in the first quarter, compared to its prior guidance of $3.60 to $3.70 per share, and has implemented a comprehensive program to reduce both operating and capital expenditures for the remainder of 2002 and beyond. The components of the adjusted earnings guidance are $1.15 to $1.20 from the energy delivery and services business and $1.35 to $1.50 from the generation and marketing business. The generation and marketing business includes $1.25 to $1.35 from provider of last resort contracts and the sale of excess megawatts (MW) into the wholesale market and $.10 to $.15 from trading activities, including the sale of electricity from the peaking facilities in the Midwest.

          A weak wholesale market, milder-than-normal weather, and reduced economic activity have all contributed to less-than-ideal operating conditions for Allegheny Energy and the energy industry in general, according to Allegheny Energy Chairman, President, and Chief Executive Officer Alan J. Noia.

"These are challenging times for our Company, but we are taking immediate action to bolster our financial performance. Dramatically lower wholesale energy prices,

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mild weather, and substantially decreased activity in the energy marketing and trading environment are having an effect on our ability to meet prior expectations. In addition, we experienced some unexpected equipment outages, which affected our performance in April and May, with costs for replacement power totaling approximately $30 million," said Noia. "The Allegheny Energy management team and I recognize that these challenging times call for prudent and decisive actions that will allow us to continue to provide shareholder value, while offering customer service that is unmatched in our industry."

As part of a comprehensive cost reduction program, the Company will immediately take the following steps:

Reduce pre-tax operating expenses by $45 million for the remainder of 2002;

  Cancel 1,080 MW of generation planned for La Paz, Ariz., and 88 MW of combustion turbine generation planned for St. Joseph, Ind., reducing capital expenditures by approximately $700 million over the next several years; and

  Reduce the Allegheny Energy workforce of 6,000 by approximately 10 percent to reflect current market conditions. The workforce reductions will occur mostly this year through the combination of an early retirement option, normal attrition, and other selected staff reductions, resulting in approximately $5 million of expense reductions this year and an ongoing annualized savings of $40 million to $50 million.

As a result of these actions, Allegheny Energy expects to record charges to earnings in the second and third quarters of 2002. The Company will record a charge related to its cancelled generation projects in the second quarter and expects the pre-tax charge to be approximately $40 million. The charge that the Company expects to record related to workforce reductions cannot yet be estimated and will be recorded at the appropriate time. The revised earnings guidance excludes the effect of any such restructuring charges. Details related to the second quarter charge will be provided as part of the Company's quarterly conference call later this month.

The Company also expects to complete its evaluation of goodwill for impairment as required by the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," in connection with its second quarter closing procedures. While the Company's evaluation is not yet complete, preliminary results indicate that there may be impairment of goodwill related to the acquisitions of Mountaineer Gas Company and West Virginia Power Company. The recorded amount of goodwill related to these acquisitions is approximately $195 million. The revised earnings guidance excludes the effect of any goodwill impairment that may be recorded.

"Although the energy industry as a whole is facing unprecedented challenges, we are taking steps now to realign our cost structure relative to our projections," added Noia. "Despite the challenges ahead, Allegheny Energy remains steadfast in its commitment to employees, shareholders, and customers and will ensure that safety, reliability, and top-notch customer service will not be compromised."

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Noia added that Allegheny Energy remains committed to maintaining strong investment grade ratings. In this regard, the registration statement the Company filed earlier this year has been declared effective, and we continue to evaluate an offering of $400 million to $600 million of common stock and/or convertible securities later this year. Proceeds from the offering of such securities will be used to reduce outstanding debt and for other corporate purposes.

With headquarters in Hagerstown, Md., Allegheny Energy is an integrated Fortune 500 energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities in selected domestic retail and wholesale markets; Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; and a business segment offering fiber-optic and data services, energy procurement and management, and energy services. More information about the Company is available at www.alleghenyenergy.com.

Allegheny Energy will hold an analyst conference call at 3:00 p.m. (Eastern Time) today to discuss its revised earnings guidance and its comprehensive program to bolster its financial performance. Investors, the news media, and others may listen to a live internet broadcast of the call at www.alleghenyenergy.com or www.streetevents.com by clicking on an available audio link. The call will also be archived for replay purposes for 10 business days after the live broadcast on both of these web sites.

Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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